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                                                                      EXHIBIT 15


         ACKNOWLEDGMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


Linens 'n Things, Inc.
Clifton, New Jersey

Board of Directors:

Re:     Registration Statements Numbers 333-116719, 333-116720, 333-71903,
        333-42874, 333-55803, 333-62982 and 333-62984 on Form S-8

With respect to the subject registration statements, we acknowledge our awareness of the use therein of our report dated July 29, 2004, except as to
Note 2 which is as of June 30, 2005, related to our review of interim financial information.

Pursuant to Rule 436(c) under the Securities Act of 1933, such report is not considered a part of a registration statement prepared or certified by an Independent Registered Public Accounting Firm or a report prepared or certified by an Independent Registered Public Accounting Firm within the meaning of sections 7 and 11 of the Securities Act of 1933.




/s/ KPMG LLP

KPMG LLP

New York, New York
July 1, 2005


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